UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2019

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01        Entry into a Material Definitive Agreement

Amendment to Credit Facility

As previously disclosed, Broadstone Net Lease, Inc. (the “Company”), Broadstone Net Lease, LLC, the Company’s operating company (the “Operating Company”), Manufacturers and Traders Trust Company, as administrative agent (“M&T”), and the lenders party thereto (the “Lenders”) entered into a Revolving Credit and Term Loan Agreement effective as of June 23, 2017 (as amended as of November 20, 2017, the “Credit Agreement”). Prior to the effectiveness of the Amendment (as defined below), the Credit Agreement provided for (i) a $425 million senior unsecured revolving credit facility (the “Revolver”), (ii) an aggregate of $455 million in senior unsecured delayed draw term loans and (iii) an accordion feature that permitted the aggregate facility size to increase to up to $1.0 billion.

On February 28, 2019, the Company, the Operating Company, M&T and the Lenders entered into a First Amendment Regarding Commitment Increases (the “Amendment”). The Amendment (i) increased the total amount available under the Revolver from $425 million to $600 million and (ii) increased the total available facility size under the Credit Agreement, including its accordion feature, from $1.0 billion to $1.055 billion. Except as expressly amended pursuant to the Amendment, the terms and conditions of the Credit Agreement remain in full force and effect.

The foregoing description of the terms of the Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to the copy of the Amendment filed as Exhibit 10.2 hereto and incorporated herein by reference.

Term Loan Agreement

On February 27, 2019, the Company, the Operating Company, as borrower, Capital One, National Association, as administrative agent (“Capital One”), the lenders a party thereto (the “Term Loan Lenders”) and the other financial institutions a party thereto entered into a Term Loan Agreement (the “Loan Agreement”).

Pursuant to the terms of the Loan Agreement, the Term Loan Lenders will make available to the Operating Company a term loan facility in the initial aggregate amount of up to $450 million, subject to an accordion feature which will permit the total facility size to be increased, at the Operating Company’s election, up to $550 million (all such term loans are collectively referred to as the “Term Loans”). The Operating Company may request that Term Loans be made by the Term Loan Lenders during the period beginning on the effective date of the Loan Agreement and terminating upon the first to occur of (i) August 27, 2019, (ii) the date on which the  Term Loan Lenders’ commitments to make Term Loans (the “Term Loan Commitments”) have been fully utilized, and (iii) the date on which the Term Loan Commitments are terminated or reduced to zero in accordance with the terms of the Loan Agreement (the “Availability Period”). Each borrowing of Term Loans will be in an aggregate minimum amount of $25,000,000 and in multiples of $1,000,000 in excess thereof. The Operating Company may not request more than three borrowings of Term Loans during the Availability Period.

Term Loans made under the Loan Agreement will bear interest, at the Operating Company’s election, at either (i) a fluctuating rate per annum established in accordance with the terms of the Loan Agreement and (ii) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars (”LIBOR”), as established pursuant to the terms of the Loan Agreement. Term Loans will be payable interest only during their term, and the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Loans will be due and payable in full on February 27, 2026. The Operating Company may prepay any Term Loan in whole or in part at any time, provided that any prepayments made prior to

March 2, 2021 will be subject to a prepayment premium (expressed as a percentage of the amount of the Term Loans to be prepaid) as set forth in the Loan Agreement. The Operating Company may not re-borrow any portion of a Term Loan once it has been repaid.

During the Availability Period, the Operating Company will pay to Capital One for the account of the Term Loan Lenders, a quarterly ticking fee equal to the sum of the daily amount of the Term Loan Commitments (as reduced by any Term Loans made through the date of payment) multiplied by a per annum rate equal to 0.25%.

The Loan Agreement provides for customary events of default with respect to the Term Loans, including, without limitation (i) any failure to pay any principal or interest payments due under the Loan Agreement or any other related loan documents, (ii) any failure to perform any term, covenant, condition or agreement of the Loan Document or any other related loan documents (subject to cure rights in certain circumstances), (iii) cross-defaults under other indebtedness of the Operating Company, the Company or other loan parties, and (iv) any voluntary or involuntary bankruptcy proceedings with respect to the Operating Company, the Company or other loan parties. Remedies upon an event of default under the Loan Agreement include the acceleration of the principal and accrued interest of all outstanding Term Loans and the termination of all Term Loan Commitments.

In connection with the Loan Agreement, the Company has agreed to unconditionally guaranty (the “Guaranty”) the payment and performance when due, whether at maturity, by acceleration or otherwise, of all indebtedness, liabilities, obligations, covenants and duties owed by the Operating Company to Capital One or any Term Loan Lender under or in connection with the Loan Agreement and any other loan documents related thereto.

The foregoing description of the terms of the Loan Agreement and the Guaranty is not, and does not purport to be, complete and is qualified in its entirety by reference to the copies of the Loan Agreement and the Guaranty filed as Exhibit 10.1 and Exhibit 10.3 hereto, respectively, and incorporated herein by reference.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01        Regulation FD Disclosure

On March 5, 2019, Broadstone Net Lease, Inc. (the “Company”) issued a press release announcing it had entered into the Amendment and Loan Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01, including the information contained in the press release attached as Exhibit 99.1 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Reference to the Company’s website in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K does not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Term Loan Agreement, dated February 27, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, Capital One, National Association, and the other parties thereto
10.2

First Amendment Regarding Commitment Increases, dated February 28, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Manufacturers and Traders Trust Company and the other parties thereto

10.3	Guaranty, dated February 27, 2019, by Broadstone Net Lease, Inc. in favor of Capital One, National Association
99.1	Press Release dated March 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ Ryan M. Albano
Name: Ryan M. Albano Title: Executive Vice President and Chief Financial Officer

Date: March 5, 2019